 Exhibit 99.1

Media Contact:

Dana Stelsel

Corporate Communications Manager

(765) 771-5766

dana.stelsel@wabashnational.com

Investor Relations:
Mike Pettit
Vice President, Finance & Investor Relations
(765) 771-5581
michael.pettit@wabashnational.com

FOR IMMEDIATE RELEASE

Wabash National Corporation Announces Second Quarter 2015 Results;

Achieves Record Profitability and Increases Full-Year Outlook

•	Net sales of $515 million for second quarter 2015, up 6 percent year over year
•	Record operating income of $42.1 million, up 24 percent year over year
•	GAAP earnings of $0.41 per diluted share improves 78 percent year over year
•	Non-GAAP adjusted earnings of $0.33 per diluted share improves 38 percent year over year
•	Non-GAAP adjusted earnings guidance for full year 2015 increases to $1.25 - $1.35 per diluted share, a year over year improvement of 46 percent at the midpoint of the range

LAFAYETTE, Ind. – July 28, 2015 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and North America’s leading producer of semi-trailers and liquid transportation systems, today reported results for the second quarter ended June 30, 2015.

Net income for the second quarter of 2015 was $28.6 million, or $0.41 per diluted share, compared to second quarter 2014 net income of $16.2 million, or $0.23 per diluted share. Second quarter 2015 non-GAAP adjusted earnings increased $6.7 million to $23.6 million, or $0.33 per diluted share, from $16.9 million, or $0.24 per diluted share, for the second quarter 2014. Non-GAAP adjusted earnings for the second quarter of 2015 excludes $8.3 million of gains from the sale of two former Retail locations during the quarter and a $0.3 million charge in connection with the refinancing of the Company’s asset based lending facility in June 2015. Non-GAAP adjusted earnings for the second quarter of 2014 includes charges totaling $1.1 million related to the early extinguishment of debt and the transition of three Retail locations to independent dealer facilities.

For the second quarter of 2015, the Company’s net sales increased 6 percent to $515 million from $486 million in the prior year quarter, and operating income increased 24 percent to a record quarter of $42.1 million compared to operating income of $33.9 million for the second quarter of 2014. Operating EBITDA, a non-GAAP measure that excludes the effects of certain recurring and non-recurring items, for the second quarter of 2015 was $53.7 million, an increase of $8.0 million compared to Operating EBITDA for the previous year period. On a trailing twelve month basis, the Company’s net sales were $2.0 billion, generating Operating EBITDA of $185.6 million, or 9.4 percent of net sales. Continued improvement in operating performance is attributable to the successful execution of the Company’s growth and diversification strategy.

The following is a summary of select operating and financial results for the past five quarters:

	Three Months Ended
(Dollars in thousands, except per share amounts)	June 30, 2014	September 30, 2014	December 31, 2014	March 31, 2015	June 30, 2015

Net Sales	$486,021	$491,697	$527,477	$437,597	$514,831

Gross Profit Margin	12.7%	12.5%	11.9%	13.1%	14.1%

Income from Operations	$33,855	$34,929	$34,137	$27,263	$42,054

Net Income	$16,239	$18,307	$19,088	$10,474	$28,649

Diluted EPS	$0.23	$0.25	$0.27	$0.15	$0.41

Non-GAAP Measures(1):

Operating EBITDA	$45,664	$46,619	$46,147	$39,135	$53,655

Operating EBITDA Margin	9.4%	9.5%	8.7%	8.9%	10.4%

Adjusted Earnings	$16,924	$18,630	$19,088	$13,788	$23,586

Adjusted Diluted EPS	$0.24	$0.26	$0.27	$0.19	$0.33

Notes:

(1)	See “Non-GAAP Measures” below for a discussion of how the Company uses and defines non-GAAP financial measures.

Dick Giromini, president and chief executive officer, stated, “We are very pleased with the ongoing progress and our ability to deliver second quarter results that represent record achievement levels for gross profit and income from operations. Sustained improvement in the Company’s overall operating performance demonstrates and validates the transformative nature of our strategic growth efforts as our diversification and operational improvement initiatives are paying strong dividends. While all segments contributed positively to the record performances this quarter, Commercial Trailer Products lead the way with its ongoing commitment to margin improvement and manufacturing excellence. Through the first six months of 2015 we have continued the momentum generated last year with strong operational execution and an accelerated pace of improvement from our record breaking 2014.”

Mr. Giromini continued, “New trailer shipments for the second quarter were approximately 16,900, coming in at the top-end of our previous guidance of 16,000 to 17,000 trailers. The year-over-year increase in total trailer demand as evidenced by our strong backlog of $1.1 billion, along with ongoing demand strength being projected by both ACT Research and FTR, provides us even greater confidence that 2015 will prove to be our fourth consecutive year of record performance. As such, we are now increasing our full-year shipment and adjusted earnings guidance to 63,000 to 66,000 trailers and $1.25 to $1.35 per diluted share, respectively.

Second Quarter Business Segment Highlights

The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the second quarter of 2015 and 2014, respectively. A complete disclosure of the results by individual segment is included in the tables following this release.

(dollars in thousands)	Commercial	Diversified
	Trailer Products	Products	Retail
Three months ended June 30,
2015
New trailers shipped	16,150	800	700
Net sales	$394,515	$97,938	$45,466
Gross profit	$46,129	$21,635	$5,303
Gross profit margin	11.7%	22.1%	11.7%
Income from operations	$39,013	$8,983	$1,363
Income from operations margin	9.9%	9.2%	3.0%

2014
New trailers shipped	13,900	850	950
Net sales	$335,943	$119,344	$51,584
Gross profit	$27,963	$26,377	$5,748
Gross profit margin	8.3%	22.1%	11.1%
Income from operations	$22,022	$14,175	$1,281
Income from operations margin	6.6%	11.9%	2.5%

Commercial Trailer Products’ achieved new quarterly records for net sales, gross margin and operating income. Net sales were $395 million, an increase of $59 million, or 17.4 percent, on shipments of 16,150 trailers, or 2,250 more trailers than the prior year period. This increase in revenue was primarily due to a 16.2 percent increase in trailer shipments during the quarter as well as the ongoing commitment to improve the financial performance within the core trailer business. Driven by higher volumes, an improved pricing environment and continued operational improvements, gross profit and gross profit margin increased $18.2 million and 340 basis points, respectively, as compared to the same period last year. Operating income increased by $17.0 million to $39.0 million from the second quarter last year.

Diversified Products’ net sales decreased $21 million, or 17.9 percent, as compared to the previous year period primarily due to reduced demand for composite product offerings and non-trailer related equipment as well as fewer tank trailer shipments due to delays in customer pick-ups. Gross profit margin for the second quarter of 22.1 percent remained consistent with the previous year period, however, gross profit and operating income declined $4.7 million and $5.2 million, respectively, compared to the prior year period, primarily due to lower overall net sales and continued competitive market pressures on certain products.

Retail’s net sales of $45 million decreased 11.9 percent compared with the prior year period, primarily due to fewer retail locations resulting from the transition of three West Coast locations to independent dealers in May 2014 as demand for trailers and parts and service remained healthy throughout the quarter. On a same store basis, net sales increased $2 million, or 5.0 percent, compared with the prior year period. Gross profit margin of 11.7 percent improved from 11.1 percent in the prior year period primarily due to a shift in product mix favoring higher-margined parts and service sales. Operating income of $1.4 million increased $0.1 million from the same period last year and increased $0.3 million on a same store basis.

Non-GAAP Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contain non-GAAP financial measures, including Operating EBITDA, Operating EBITDA margin, adjusted earnings and adjusted earnings per diluted share.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, and other non-operating income and expense. Management believes Operating EBITDA provides useful information to investors regarding our results of operations. The Company provides this measure because we believe it is useful for investors to understand our performance period to period with the exclusion of the recurring and non-recurring items identified above. Management believes the presentation of Operating EBITDA, when combined with the primary GAAP presentation of operating income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of Operating EBITDA to net income is included in the tables following this release.

Adjusted earnings and adjusted earnings per diluted share reflect adjustments for non-recurring income recognized on sale of former retail branch locations as well as charges related to losses incurred in connection with the Company’s extinguishment of debt. Historically, we have excluded from these measures the revaluation of deferred income tax assets due to changes in statutory tax rates. Management believes providing this measure and excluding these items facilitate comparisons to the Company’s prior year periods and, when combined with the primary GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of adjusted earnings and adjusted earnings per diluted share to net income and diluted net income per share is included in the tables following this release.

Second Quarter 2015 Conference Call

Wabash National will conduct a conference call to review and discuss its second quarter results on July 29, 2015, at 10:00 a.m. EDT.  Access to the live webcast will be available on the Company’s website at www.wabashnational.com. For those unable to participate in the live webcast, the call will be archived at www.wabashnational.com within three hours of the conclusion of the live call and will remain available through October 21, 2015. Meeting access also will be available via conference call at 855-307-2551, participant code 82028551.

Wabash National Analyst / Investor Day

Wabash National Corporation will host an investor event for institutional investors and analysts on August 18, 2015 at the Company’s headquarters in Lafayette, Indiana. As a diversified industrial manufacturer and North America’s leading producer of semi-trailers, Wabash National’s investor event will provide an in-depth look at the Company with a focus on its long-term strategy in addition to its key growth and diversification initiatives.

The Wabash National Analyst / Investor Day will begin with a dinner hosted by Wabash National’s management team on Monday, August 17 at 6:30 PM EDT at the Company’s Ehrlich Innovation Center. On Tuesday, August 18 beginning at 7:45 AM EDT attendees will be provided with a tour of Lafayette manufacturing operations, product displays as well as presentations by members of Wabash National’s executive team, including president and chief executive officer Dick Giromini. Following the presentations and plant tour in Lafayette, the event will conclude with a tour of the Company’s newest manufacturing operations for composite products in Frankfort, Indiana. To register or request additional information regarding this event, please contact Mike Pettit at investor.relations@wabashnational.com.

About Wabash National Corporation

Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and North America’s leading producer of semi trailers and liquid transportation systems. Established in 1985, the Company specializes in the design and production of dry freight vans, refrigerated vans, platform trailers, liquid tank trailers, intermodal equipment, engineered products, and composite products. Its innovative products are sold under the following brand names: Wabash National®, Transcraft®, Benson®, DuraPlate®, ArcticLite®, Walker Transport, Walker Defense Group, Walker Barrier Systems, Walker Engineered Products, Brenner® Tank, Beall®, Garsite, Progress Tank, TST®, Bulk Tank International and Extract Technology®. To learn more, visit www.wabashnational.com.

Safe Harbor Statement

This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, statements regarding the Company’s outlook for trailer shipments, backlog, expectations regarding demand levels for trailers, non-trailer equipment and our other engineered products, profitability and earnings, opportunity to capture higher margin sales, and the expectations regarding the Company’s growth and diversification strategies. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the uncertain economic conditions including the possibility that demand expectations may not result in order increases for us, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in the Company’s manufacturing capacity and cost containment, dependence on industry trends and timing and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.

# # #

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net sales	$514,831	$486,021	$952,428	$844,141
Cost of sales	442,426	424,408	822,825	735,856
Gross profit	72,405	61,613	129,603	108,285

General and administrative expenses	17,852	15,461	35,903	29,933
Selling expenses	7,184	6,826	13,754	14,090
Amortization of intangibles	5,315	5,471	10,629	10,942
Income from operations	42,054	33,855	69,317	53,320

Other income (expense):
Interest expense	(4,802)	(5,733)	(9,975)	(11,450)
Other, net	8,069	(1,048)	2,687	(1,016)
Income before income taxes	45,321	27,074	62,029	40,854
Income tax expense	16,672	10,835	22,907	17,319
Net income	$28,649	$16,239	$39,122	$23,535
Basic net income per share	$0.42	$0.23	$0.57	$0.34
Diluted net income per share	$0.41	$0.23	$0.55	$0.33

Comprehensive income
Net income	$28,649	$16,239	$39,122	$23,535
Foreign currency translation adjustment	56	89	(247)	250
Net comprehensive income	$28,705	$16,328	$38,876	$23,785

Basic net income per share:
Net income applicable to common stockholders	$28,649	$16,239	$39,122	$23,535
Undistributed earnings allocated to participating securities	-	(88)	-	(189)
Net income applicable to common stockholders excluding amounts
applicable to participating securities	$28,649	$16,151	$39,122	$23,346
Weighted average common shares outstanding	67,591	68,938	68,158	68,805
Basic net income per share	$0.42	$0.23	$0.57	$0.34

Diluted net income per share:
Net income applicable to common stockholders	$28,649	$16,239	$39,122	$23,535
Undistributed earnings allocated to participating securities	-	(88)	-	(189)
Net income applicable to common stockholders excluding
amounts applicable to participating securities	$28,649	$16,151	$39,122	$23,346

Weighted average common shares outstanding	67,591	68,938	68,158	68,805
Dilutive shares from assumed conversion of convertible senior notes	2,047	1,877	1,888	1,734
Dilutive stock options and restricted stock	1,056	742	1,076	785
Diluted weighted average common shares outstanding	70,694	71,557	71,122	71,324
Diluted net income per share	$0.41	$0.23	$0.55	$0.33

WABASH NATIONAL CORPORATION

SEGMENTS AND RELATED INFORMATION

(Dollars in thousands)

(Unaudited)

	Commercial	Diversified		Corporate and
Three Months Ended June 30,	Trailer Products	Products	Retail	Eliminations	Consolidated
2015
New trailers shipped	16,150	800	700	(750)	16,900
Used trailers shipped	300	50	300	-	650

New Trailers	$383,644	$51,235	$19,118	$(18,319)	$435,678
Used Trailers	6,021	1,323	4,295	(1,090)	10,549
Components, parts and service	1,580	23,364	21,565	(3,309)	43,200
Equipment and other	3,270	22,016	488	(370)	25,404
Total net external sales	$394,515	$97,938	$45,466	$(23,088)	$514,831

Gross profit	$46,129	$21,635	$5,303	$(662)	$72,405
Income (Loss) from operations	$39,013	$8,983	$1,363	$(7,305)	$42,054

2014
New trailers shipped	13,900	850	950	(750)	14,950
Used trailers shipped	1,150	50	550	-	1,750

New Trailers	$322,689	$54,090	$24,311	$(16,508)	$384,582
Used Trailers	8,584	1,259	5,167	-	15,010
Components, parts and service	833	33,930	21,159	(4,084)	51,838
Equipment and other	3,837	30,065	947	(258)	34,591
Total net external sales	$335,943	$119,344	$51,584	$(20,850)	$486,021

Gross profit	$27,963	$26,377	$5,748	$1,525	$61,613
Income (Loss) from operations	$22,022	$14,175	$1,281	$(3,623)	$33,855

Six Months Ended June 30,
2015
New trailers shipped	29,750	1,700	1,450	(1,650)	31,250
Used trailers shipped	400	100	500	-	1,000

New Trailers	$691,324	$105,254	$38,975	$(38,602)	$796,951
Used Trailers	8,191	2,491	6,866	(1,417)	16,131
Components, parts and service	2,971	46,758	41,507	(6,220)	85,016
Equipment and other	6,533	47,427	1,258	(888)	54,330
Total net external sales	$709,019	$201,930	$88,606	$(47,127)	$952,428

Gross profit	$75,762	$45,007	$10,158	$(1,324)	$129,603
Income (Loss) from operations	$61,783	$19,594	$2,489	$(14,549)	$69,317

2014
New trailers shipped	23,150	1,700	1,700	(1,650)	24,900
Used trailers shipped	2,850	100	900	-	3,850

New Trailers	$536,124	$108,938	$44,582	$(36,944)	$652,700
Used Trailers	19,832	2,437	8,806	-	31,075
Components, parts and service	1,450	57,139	42,132	(7,185)	93,536
Equipment and other	6,488	58,883	1,700	(241)	66,830
Total net external sales	$563,894	$227,397	$97,220	$(44,370)	$844,141

Gross profit	$42,583	$52,136	$11,129	$2,437	$108,285
Income (Loss) from operations	$30,782	$27,572	$2,331	$(7,365)	$53,320

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$139,564	$146,113
Accounts receivable	142,312	135,206
Inventories	244,170	177,144
Deferred income taxes	16,141	16,993
Prepaid expenses and other	26,875	10,203
Total current assets	$569,062	$485,659

Property, plant and equipment	134,478	142,892

Deferred income taxes	1,031	-

Goodwill	149,595	149,603

Intangible assets	126,504	137,100

Other assets	14,132	13,397
	$994,802	$928,651

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$5,513	$496
Current portion of capital lease obligations	1,341	1,458
Accounts payable	137,084	96,213
Other accrued liabilities	105,181	88,690
Total current liabilities	$249,119	$186,857

Long-term debt	324,017	324,777

Capital lease obligations	5,167	5,796

Deferred income taxes	2,295	2,349

Other noncurrent liabilities	19,761	18,040

Commitments and contingencies

Stockholders' equity	394,443	390,832
	$994,802	$928,651

WABASH NATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014

Cash flows from operating activities
Net income	$39,122	$23,535
Adjustments to reconcile net income to net cash provided by (used in) operating activities
Depreciation	8,305	8,422
Amortization of intangibles	10,629	10,942
Net gain on the sale of assets	(8,326)	(45)
Deferred income taxes	(218)	16,709
Loss on debt extinguishment	5,620	533
Stock-based compensation	4,539	3,598
Accretion of debt discount	2,262	2,409
Changes in operating assets and liabilities
Accounts receivable	(7,106)	(11,167)
Inventories	(66,756)	(75,823)
Prepaid expenses and other	(3,593)	2,111
Accounts payable and accrued liabilities	57,362	9,078
Other, net	619	1,229
Net cash provided by (used in) operating activities	$42,459	$(8,469)

Cash flows from investing activities
Capital expenditures	(5,350)	(4,152)
Proceeds from the sale of property, plant & equipment	13,168	81
Other, net	(10,000)	4,142
Net cash used in investing activities	$(2,182)	$71

Cash flows from financing activities
Proceeds from exercise of stock options	1,847	1,655
Borrowings under revolving credit facilities	416	366
Payments under revolving credit facilities	(416)	(366)
Principal payments under capital lease obligations	(746)	(1,070)
Proceeds from issuance of term loan credit facility	192,845	-
Principal payments under term loan credit facility	(193,327)	(21,385)
Principal payments under industrial revenue bond	(246)	(235)
Debt issuance costs paid	(2,467)	-
Stock repurchase	(41,653)	(1,497)
Other, net	(3,079)	-
Net cash used in financing activities	$(46,826)	$(22,532)

Net decrease in cash and cash equivalents	$(6,549)	$(30,930)
Cash and cash equivalents at beginning of period	146,113	113,262
Cash and cash equivalents at end of period	$139,564	$82,332

WABASH NATIONAL CORPORATION

RECONCILIATION OF GAAP FINANCIAL MEASURES TO

NON-GAAP FINANCIAL MEASURES

(Dollars in thousands, except per share amounts)

(Unaudited)

Operating EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income	$28,649	$16,239	$39,122	$23,535
Income tax expense	16,672	10,835	22,907	17,319
Interest expense	4,802	5,733	9,975	11,450
Depreciation and amortization	9,482	9,851	18,934	19,364
Stock-based compensation	2,119	1,958	4,539	3,598
Other non-operating (income) expense	(8,069)	1,048	(2,687)	1,016
Operating EBITDA	$53,655	$45,664	$92,790	$76,282

	Three Months Ended
	September 30, 2014	December 31, 2014	March 31, 2015
Net income	$18,307	$19,088	$10,474
Income tax expense	10,558	9,655	6,234
Interest expense	5,454	5,261	5,173
Depreciation and amortization	9,779	9,686	9,452
Stock-based compensation	1,911	2,324	2,420
Other non-operating expense	610	133	5,382
Operating EBITDA	$46,619	$46,147	$39,135

Adjusted Earnings:

	Three Months Ended June 30,				Six Months Ended June 30,
	2015		2014		2015		2014
	$	Per Share	$	Per Share	$	Per Share	$	Per Share

Net Income	$28,649	$0.41	$16,239	$0.23	$39,122	$0.55	$23,535	$0.33

Adjustments:

Revaluation of net deferred income tax assets due to changes in statutory tax rates	-	-	-	-	-	-	1,041	0.01
Branch Transactions, net of taxes	(5,274)	(0.07)	365	0.01	(5,274)	(0.07)	350	-
Loss on debt extinguishment, net of taxes	211	-	320	-	3,525	0.05	307	-

Adjusted earnings	$23,586	$0.33	$16,924	$0.24	$37,373	$0.53	$25,233	$0.35

Weighted Average # of Diluted Shares O/S	70,694		71,557		71,122		71,324

	Three Months Ended
	September 30, 2014		December 31, 2014		March 31, 2015
	$	Per Share	$	Per Share	$	Per Share

Net Income	$18,307	$0.25	$19,088	$0.27	$10,474	$0.15

Adjustments:
Loss on debt extinguishment, net of taxes	323	-	-	-	3,314	0.05
Loss on transitioning Retail branch locations, net of taxes	-	-	-	-	-	-

Adjusted earnings	$18,630	$0.26	$19,088	$0.27	$13,788	$0.19

Weighted Average # of Diluted Shares O/S	71,919		69,685		71,557